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                                                                     EXHIBIT 3.2

                             SCOVILL HOLDINGS INC.

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                                    BY-LAWS

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                                   ARTICLE I

                                    OFFICES

          SECTION 1.     Registered Office.  The registered office of Scovill
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Holdings Inc., a Delaware corporation (the "Corporation"), shall be in the City of Wilmington, County of New Castle, State of Delaware.

          SECTION 2.     Other Offices.  The Corporation may also have offices
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at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

          SECTION 1.     Place and Date of Annual Meeting; Notice.  The annual
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meeting of the stockholders of the Corporation shall
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be held at such place, within or without the State of Delaware, at such time and on such day as may be determined by the Board of Directors and as such shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. If for any reason the annual meeting shall not be held during the period designated herein, the Board of Directors shall cause the annual meeting to be held as soon thereafter as may be convenient. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

          SECTION 2.     Special Meetings; Notice.  Special meetings of the
                         ------------------------
stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be held at any place, within or without the State of Delaware, and may be called by resolution of the Board of Directors, by the president or by the holders of not less than a majority of the votes under all the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not
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less than ten nor more than thirty days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          SECTION 3.     Quorum.  The holders of a majority of the votes under
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all the shares of stock issued and outstanding and  entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is present or represented, the affirmative vote of a majority of the votes of all the shares of stock present or represented at the meeting shall be the act of the stockholders unless a greater number of votes is required by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
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          SECTION 4.     Action Without Meeting.  Any action required to be
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taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          SECTION 5.     Stockholders List.  The officer who has charge of the
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stock ledger of the Corporation shall prepare and make, at least fifteen days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholders, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list
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shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 6.     Voting.  Unless otherwise provided in the Certificate
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of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

                                  ARTICLE III

                                   DIRECTORS

          SECTION 1.     Number, Election, Term.  The Board of Directors shall
                         ----------------------
consist of that number of directors as set forth in the Certificate of Incorporation. The number of directors which shall constitute the whole Board may be increased or decreased to the number of directors, and, in the manner set forth in the Certificate of Incorporation. The directors shall be elected annually, either at the annual meeting of the stockholders or by written consent of the stockholders entitled to vote in lieu of the annual meeting as provided in Article II, Section 4, except as provided in Section 2 of this Article, and
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each director elected shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier death or resignation. Directors need not be stockholders.

          SECTION 2.     Vacancies.  Any vacancies and newly created
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directorships may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. A vacancy created by the removal of a director by the stockholders may be filled by the stockholders.

          SECTION 3.     Powers.  The business of the Corporation shall be
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managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders or which are not, by the Certificate of Incorporation, prohibited to be done by the Board of Directors.

          SECTION 4.     First Meeting.  The first meeting of each newly elected
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Board of Directors shall be held at such time and place as shall be announced at the annual meeting of stockholders and no other notice of such meeting to the newly elected
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directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

          SECTION 5.     Regular Meetings.  Regular meetings of the Board of
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Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

          SECTION 6.     Special Meetings.  Special meetings of the Board of
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Directors may be called by the president or the secretary on not less than one days' notice to each director, either personally, by telephone, by telecopy, by mail, by telegram, or by any other similar method of communication. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

          SECTION 7.     Waiver.  Attendance of a director at any meeting shall
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constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting
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is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          SECTION 8.     Quorum.  At all meetings of the Board of Directors a
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majority of the total number of directors then constituting the whole Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 9.     Action Without Meeting.  Unless otherwise restricted by
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the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by a majority of members of the Board or of such committee, as the case may be, and such writ-
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ten consent is filed with the minutes of proceedings of the Board or committee.

          SECTION 10.    Telephonic Communications.  Any action required or
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permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken in a meeting of the Board or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

          SECTION 11.    Committees.  The Board of Directors may, by resolution
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passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall have such names, powers and duties as may be determined from time to time by resolution adopted by the Board of Directors.

          SECTION 12.    Removal of Directors.  Unless otherwise restricted by
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the Certificate of Incorporation or these by-
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laws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the votes of all the shares entitled to vote at an election of directors.

                                  ARTICLE IV

                                   OFFICERS

          SECTION 1.     Election and Office.  The officers of the Corporation
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shall be chosen by the Board of Directors and shall be a president, a vice president, a treasurer and a secretary. The Board of Directors may also elect such additional officers as may, from time to time, be deemed desirable. Any number of offices may be held by the same person.

          SECTION 2.     Term, Powers and Duties.  The term of office, powers
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and duties of each officer shall be as specified by the Board of Directors.

          SECTION 3.     Salaries.  The salaries of all officers and agents of
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the Corporation shall be fixed by the Board of Directors.

          SECTION 4.     Removal and Vacancies.  The officers of the Corporation
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shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the
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Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                                   ARTICLE V

                                 CAPITAL STOCK

          SECTION 1.     Certificates for Shares.  Every owner of stock of the
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Corporation shall be entitled to have a certificate or certificates in such form as the Board of Directors shall prescribe certifying the number of shares of stock owned by him, except as provided below. The certificates shall be signed by hand or by facsimile in the name of the Corporation by such officer or officers as the Board shall appoint. The Board of Directors may provide by resolution that the stock of the Corporation shall be uncertificated shares. Notwithstanding the adoption of such a resolution by the Board, every holder of uncertificated shares shall, upon request, be entitled to receive a certificate, signed by such officers designated by the Corporation and complying with the statute, representing the number of shares in registered certificate form. A record shall be kept of the names of the persons owning any such stock, whether certificated or uncertificated, and the number of shares owned by each such person.
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          SECTION 2.     Lost, Stolen or Destroyed Certificates.  The Board of
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Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be raised against it with respect to any such certificate alleged to have been lost, stolen or destroyed.

          SECTION 3.     Transfer of Shares.  Upon surrender to the secretary of
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the Corporation, or, if a transfer agent for the Corporation has been named by the Board of Directors, to the transfer agent, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

          SECTION 4.     Fixing Record Date.  In order that the Corporation may
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determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any ad-
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journment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of any stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty and not less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however,
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that the Board of Directors may fix a new record date for the adjourned meeting.

          SECTION 5.     Registered Stockholders.  The Corporation shall be
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entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
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          SECTION 6.     Signing Authority.  Except as provided below, all
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contracts, agreements, assignments, transfers, deeds, stock powers or other instruments of the Corporation may be executed and delivered by the president or any vice-president or by such other officer or officers, or agent or agents, of the Corporation as shall be thereunto authorized from time to time either by the Board of Directors or by power of attorney executed by any person pursuant to authority granted by the Board of Directors, and the secretary or the treasurer may affix the seal of the Corporation thereto and attest same. Certificates issued upon request to holders of uncertificated stock shall be signed by (i) the president or a vice-president and (ii) the secretary or the treasurer.

                                  ARTICLE VI

                              GENERAL PROVISIONS

          SECTION 1.     Dividends.  Dividends upon the capital stock of the
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Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.
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          SECTION 2.     Reserves.  Before payment of any dividend, there may
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be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve for such purposes as the directors shall deem to be in furtherance of the interests of the Corporation. The directors may from time to time, in their absolute discretion, modify or terminate any such reserve previously established by the Corporation.

          SECTION 3.     Notices.  Whenever, under the provisions of statute,
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the Certificate of Incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

          Whenever any notice is required to be given under the provisions of statute, the Certificate of Incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the
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time stated therein, shall be deemed equivalent to the giving of such notice.

          SECTION 4.     Fiscal Year.  The fiscal year of the Corporation shall
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be fixed by resolution of the Board of Directors.

          SECTION 5.     Checks.  All checks or demands for money and notes of
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the Corporation shall be signed by such officer or officers or such other person or persons as the Board or Directors may from time to time designate.

          SECTION 6.     Seal.  The corporate seal shall have inscribed thereon
                         ----
the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

          SECTION 7.     Indemnification.  The Corporation shall indemnify its
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officers, directors, employees and agents to the fullest extent permitted by the
General Corporation Law of Delaware.

          SECTION 8.     Amendments.  These by-laws may be altered, amended or
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repealed or new by-laws may be adopted, subject to the provisions of the
Certificate of Incorporation, (a) at any regular or special meeting of stockholders at which
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a quorum is present or represented, by the affirmative vote of a majority of the votes under all the shares entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting; or
(b) by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board. The stockholders shall have authority to change or repeal any by-laws adopted by the directors.